Exhibit 10.22

                                 LEASE AGREEMENT


1. Parties. This Lease dated this 1st day of January, 2004, is made by and between Miley Development, a Florida Corporation, the owner of the Premises (herein called "Lessor") and Cirilium, Inc. (herein called "Lessee").

2. Premises. In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Lessee to be observed and performed, Lessor hereby leases to Lessee and Lessee hereby rents from Lessor, those certain premised (hereinafter referred to as the "Premises") shall be known as Suites, 100, 100A, 100B, 101 having approximately 3,770 sq. ft., located at 1600
W. Eau Gallie Blvd., Melbourne, Florida 32935, for the term and upon the conditions and agreements hereinafter set forth, and Lessor and Lessee hereby agree as follows:

3. Term

3.1 Term. The term of this Lease shall be for 60 months, commencing on January 1st, 2004 and ending on December 31st, 2008, unless sooner terminated pursuant to any provision hereof.

3.1 Delay in Commencement. Notwithstanding said commencement date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date, Lessor shall not be subject to any liability therefor, nor shall failure affect the validity of the Lease or the obligations of Lessee hereunder or extend the term hereof, but in such case Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee; provided, however, that if Lessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Lessee may, at Lessee's option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. If Lessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof; such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth below. If Lessor, by reason outside the reasonable control of Lessor, cannot deliver said premises within ninety (90) days from said commencement date, Lessor may at Lessor's option, by notice in writing within ten (10) days thereafter, cancel this Lease.

3.2 Lessee has an option to extend the term for an additional 5 years under the same terms and conditions.

4. Rent. Lessee shall pay Lessor, without any prior demand therefor and without any right of deduction or set-off whatsoever, a monthly rental of $4,286.52, plus applicable Florida State Sales Tax (currently 6%) for a total monthly payment of $4,543.71 payable in advance, upon the first day of each calendar month for each and every month of the Lease. The Lessee further agrees to pay, in addition to the rent as provided herein, all privilege, sales, excise, and other taxes (except income taxes) imposed by the State, Federal, or municipal authorities upon the rentals herein provided. Said payment shall be in addition to and accompanying each rental payment made by Lessee to Lessor. The


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rent shall be adjusted annually, on the anniversary of the lease, based upon the
Consumer Price Index for this area.

4.1 Addendum. Rental rate for the optional period shall be at the rate stated in par. 4 plus CPI based on last year of the initial lease period ending December 31, 2008.

     CPI ADJUSTMENT: The annual rent, and any additional rent due under the Lease, shall be increased each year by the percent increase, if any, in the Consumer Price Index for all Urban Consumers, all items and major group figures (1982 - 84 = 100) published by the Bureau of Labor Statistics, U.S. Department of Labor ("BLS Index"). As of each , the adjustment will be determined by the change in the BLS index for the annual period beginning January 1, 2004 to December 31, 2004. Thereafter, on each and every succeeding year during the Lease term, (each of which dates is hereinafter referred to as the "Rent Adjustment Date"), the rent, and any additional rent, shall be further increased by the percent increase, if any, in the BLS Index as of each Rent Adjustment Date over the BLS Index as of the immediately preceding Rent Adjustment Date calculated from January 1st to December 31st of each succeeding year.

     Rent shall be payable to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

5. Security Deposit. Lessee shall deposit with Lessor, upon execution hereof, $ 5,660 as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default, or for the payment of any sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all of or any portion of said deposit, Lessee shall, within ten (10) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated, and Lessee's failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, as it may be altered or amended and after Lessee has vacated the Premises.

6. Use

6.1 Use. The Premises shall be used and occupied only for company activities and Lessee shall not use or occupy the Premises or permit the same to be used for any other purpose.

6.2 Compliance with Law. Lessee shall, at Lessee's expense, comply promptly with all applicable statues, ordinances, rules, regulations, orders and requirements in effect during the term or any part of the term hereof regulating the use by Lessee of the Premises. Lessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall tend to disturb such other tenants.

6.3 Condition of Premises. Lessee hereby agrees to inspect Premises ten (10) days prior to occupancy date and to confirm that the Premises is designed, constructed,


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     and  finished in the manner  that  conforms  with  exhibit  "A",  and is in compliance with all ordinances and regulations governing the Premises.

7. Maintenance, Repairs and Alterations

7.1 Lessor's Obligations. Subject to the provision of Paragraph 9 and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee's agents, employees or invitees, Lessor, at Lessor's expense, shall keep in good order, condition and repair the foundations, exterior walls, the plumbing, heating and cooling and electrical systems servicing the Premises and the exterior roof of the Premises. The Lessee shall give the Lessor prompt notice of any defects or breakage in the structure, equipment, fixture or of any unsafe conditions upon or within the Premises, and Lessor shall, at Lessor's expense, make necessary repairs within a reasonable period of time. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

7.2 Lessee's Obligations. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received. Lessee shall repair any damage to the Premises occasioned by the removal of its trade fixtures, furnishings and equipment pursuant to Paragraph 7.3, which repair shall include the patching and filling of holes and repair of structural damage.

7.3 Alterations and Additions. Alterations may not be made to the Premises without the prior written consent of the Lessor. The Lessee shall keep the Premises free from any liens arising out of any work performed for, material furnished to or obligations incurred by the Lessee. It is further understood and agreed that under no circumstances is the Lessee to be deemed the agent of the Lessor for any alteration, repair or operation of the building upon the Premises, the same being done at the sole expense of the Lessee, and all contractors, material men, mechanics and laborers are hereby charged with notice that they must look to the Lessee only for the payment of any charge for work done and materials furnished upon the Premises during the term of this Lease.

8. Insurance: Indemnity.

8.1 Liability Insurance. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Lessor and Lessee against any liability arising out of the use, occupancy or maintenance of the Premises. Such insurance shall be in an amount of not less than $300,000 for injury to or death of one person in any one accident or occurrence and in an amount of not less than $100,000 for injury to or death of more than one person in any one accident or occurrence. Such insurance shall further insure Lessor and Lessee against liability for property damage of at least $100,000. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Lessee shall furnish Lessor with a copy of such policy of insurance.

8.2 Property Insurance. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief and special extended perils (all risk).


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8.3  Waiver of  Subrogation.  Lessee and Lessor each  hereby  waives any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other for loss of or damage to such waiving party or its property of others under its control, where such loss or damage is insured under any insurance policy in force at the time of such loss or damage. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in the Lease.

8.4 Indemnity. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises or from the conduct of Lessee's business or from any activity, work, or things done, permitted or suffered by Lessee in or about the Premises or elsewhere, and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of the Lease or arising from any negligence of the Lessee or any of the Lessee's agents, contractors or employees, and from and against any costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon and in case any action or proceeding be brought against Lessor by reason of any such claim.

8.5 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or for any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or light fixtures or from any other cause whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are apart or from other sources of places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, occupant, if any, of the building in which the Premises are located. It shall be the sole obligation of Lessee to insure its property, trade fixtures and equipment located on the Premises from any and all loss or damage.

9. Damage or Destruction.

9.1 Damage or Destruction. If, during the term of this Lease or extension thereof, all or part of the building or structures now or hereafter located upon the Premises should be destroyed partially or totally by fire or other casualty, this Lease shall continue thereafter in full force and effect except as hereinafter provided and the Lessor may cause the reconstruction of said building within 180 days following such destruction to substantially the same condition in which it did exist at the time immediately preceding such destruction. The Lessee's obligation to pay rental to the Lessor hereunder shall abate proportion to the area of the Premises that has been rendered unfit for occupancy as a result of such destruction, from the date of such destruction until completion of such reconstruction, and the terms hereof shall be automatically extended for a period of time equivalent to, that during which rent is abated as aforesaid. In the event the Lessor does not commence reconstruction,


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     repair or  replacement  of the  improvements  within 60 days  after loss or damage, this Lease shall be deemed terminated and of no further force or effect. 9.2 Abatement of Rent: Lessee's Remedies. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

10. Personal Property Taxes

10.1 Lessee shall pay prior to delinquency all taxes assesses against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment an all other personal property to be assessed and billed separately from the real property of Lessor.

11. Utilities

11.1 Lessee shall pay telephone services supplied to the Premises, together with any taxes thereon, and their pro rata share of the electricity expense for the Premises.

12. Assignment and Subletting.

12.1 Lessor's Consent Required. Lessee shall not voluntarily, or by operation of law, assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent.

13. Defaults, Remedies.

13.1 Defaults. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee:

     (a) The vacating or abandonment of the Premises by Lessee.
     (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due.
     (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of the Lease.

13.2 Remedies. In the event of such default or breach by Lessee, Lessor may, at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default o breach:

     (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor.
     (b) Maintain Lessee's right to possession, in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.
     (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state in which the property is located.

13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time but in no event later than thirty (30) days after written notice by Lessee to Lessor; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences


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     performance within such 30 day period and thereafter  diligently prosecutes the same to completion.

13.4 Late Charges. If any installment of rent or an other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14. Condemnation. If the Premises, or any portion thereof, are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession. Lessee shall have no claim for any portion or interest in any condemnation award nor shall Lessee be entitled to compensation of any nature as a result of such condemnation.

15. General Provision.

15.1 Estoppel Certificate.

     (a) Lessee shall, at any time upon not less than te (10) days prior written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification.

     (b) Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee that this Lease is in full force and effect.

     (c) If Lessor desires to finance or refinance the Premises or any party thereof, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statement of Lessee as may be reasonably required by such lender.

15.2 Severability. The invalidity of any provision of the Lease, as determined by a court of competent jurisdiction, shall in no way effect the validity of any other provision hereof.

15.3 Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

15.4 Notices. Any notice required or permitted to b given hereunder shall be in writing and may be served personally or by regular mail, addressed to Lessor and Lessee respectively, at the addresses set forth after their signatures at the end of this Lease.

15.5 Waivers. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof other than the failure to Lessee to pay the particular rent so accepted regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.


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15.6 Holding Over.  If Lessee  remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Lessor, such occupancy shall be a tenancy from month to month at a rental in the amount of double the last monthly rental plus all other charges payable hereunder and upon all the terms hereof applicable to a month-to-month tenancy.

15.7 Binding Effect. Subject to any provisions hereof-restricting assignment or subletting by Lessee, this Lease shall bind the parties, their personal representatives, successors and assigns.

15.8 Subordination.

     (a) This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground Lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease as of the date of recording thereof.

     (b) Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand does hereby make, constitute and irrevocable appoint Lessor as Lessee's attorney in fact and in Lessee's name, place and stead, to do so.

15.9 Attorney's Fees. If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party, in any such action, on trial or appeal, shall be entitled to reasonable attorney's fees to be paid by the losing party as fixed by the court.

15.10Lessor's Access. Recognizing Lessee's legitimate expectation of quiet occupancy, Lessor shall have the right to request access to the premises at reasonable times between 8:00 a.m. and 5:00 p.m. weekdays for whomever and for whatever purposes Lessor may deem necessary or desirable. Lessee shall not unreasonably withhold access.

15.11Parking and Common Areas. The Lessee, its agents, employees and invitees shall be entitled to park in common with other tenants of Lessor providing that it agrees not to overburden the parking facilities and agrees to cooperate with the Lessor and other occupants of the property in the use of the parking facilities. The Lessor specifically reserves the right in its absolute discretion to determine whether parking facilities are becoming overburdened and in such even to allocate the parking spaces among the Lessee and other occupants, their agent, employees and business invitees using the parking facilities.




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The parties hereto have executed this Lease on the date set forth hereinabove.




                                        Lessor: MILEY DEVELOPMENT



/s/ J. Roger Shealy                     By: /s/ William R. Tolley
-----------------------------           --------------------------------
Witness                                 Title: President

/s/ Nancy Warden
-----------------------------
Witness:   Nancy Warden



                                        LESSEE: CIRILIUM, INC.



/s/ Nancy Warden                        By:  /s/ J. Roger Shealy
-----------------------------           ---------------------------------
Witness:  Nancy Warden                  Title:   CFO Cirilium Inc.

/s/ J. Roger Shealy
----------------------------
Witness